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                                                                   EXHIBIT 10.17

                                 PROMISSORY NOTE

$27,000.00                                           September 24, 1997
                                                     Natick, Massachusetts

         FOR VALUE RECEIVED, Jeffrey L. Barrett (the "Maker"), promises to pay to Aspect Medical Systems, Inc. ("Aspect"), or order, at the offices of Aspect Medical Systems, Inc. or at such other place as the holder of this Note may designate, the principal sum of $27,000.00, together with interest on the unpaid principal balance of this Note from time to time outstanding at the rate of 8% per year until paid in full. Principal and interest shall be paid as follows: principal and interest shall be paid by the Maker in four equal annual installments in the amount of $8,151.86 each, with the first such installment (the "First Payment") due and payable on September 24, 1998 (the "First Payment Date") and the next three installments (each a "Subsequent Payment") due and payable on September 24 of each year thereafter (each a "Subsequent Payment Date"), with such final payment due and payable on September 24, 2001. Notwithstanding any other provision in this Promissory Note, in the event that the Maker is employed by Aspect on the First Payment Date, Aspect shall forgive the amount of the First Payment and such amount shall be considered and treated as compensation to the Maker by Aspect. In the event that the Maker is employed by Aspect on a Subsequent Payment Date, Aspect shall forgive the amount of the Subsequent Payment relating to such Subsequent Payment Date and any and all such amounts shall be considered and treated as compensation to the Maker by Aspect such that in the event that the Maker is still employed by Aspect on September 24, 2001, this Promissory Note will be considered cancelled with all principal and interest forgiven by Aspect.

         Interest on this Note shall be computed on the basis of a year of 365 days for the actual number of days elapsed, compounded annually. All payments by the Maker under this Note shall be in immediately available funds.

         This Note shall become immediately due and payable without notice or demand upon the occurrence at any time of any of the following events of default (individually, "an Event of Default" and collectively, "Events of Default"):

         (1) default in the payment when due of any principal, premium or interest under this Note; or

         (2) the occurrence of the termination or other cessation of the Maker's full-time employment at Aspect, for any reason whether by the Maker or by Aspect.

         Upon the occurrence of an Event of Default, the holder shall have then, or at any time thereafter, all of the rights and remedies afforded by the Uniform Commercial Code as from time to time in effect in the Commonwealth of Massachusetts or afforded by other applicable law.

         Every amount overdue under this Note shall bear interest from and after the date on which such amount first became overdue at an annual rate which is two percentage points above the rate per year specified in the first paragraph of this Note. Such interest on overdue amounts under this Note shall be payable on demand and shall accrue and be compounded monthly until the obligation of the Maker with respect to the payment of such interest has been discharged (whether before or after judgment).


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Promissory Note
September 24, 1997
Page 2


         All payments by the Maker under this Note shall be made without set-off or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law. The Maker shall pay and save the holder harmless from all liabilities with respect to or resulting from any delay or omission to make any such deduction or withholding required by law.

         Whenever any amount is paid under this Note, all or part of the amount paid may be applied to principal, premium or interest in such order and manner as shall be determined by the holder in its discretion.

         The Maker agrees to pay on demand all costs of collection, including reasonable attorneys' fees, incurred by the holder in enforcing the obligations of the Maker under this Note.

         No delay or omission on the part of the holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

         This Note may be prepaid in whole or in part at any time or from time to time in the sole discretion of the holder. Any such prepayment shall be without premium or penalty.

         None of the terms or provisions of this Note may be excluded, modified or amended except by a written instrument duly executed on behalf of the holder expressly referring to this Note and setting forth the provision so excluded, modified or amended.

         All rights and obligations hereunder shall be governed by the laws of the Commonwealth of Massachusetts and this Note is executed as an instrument under seal.

ATTEST:

By: /s/ J. Neal Armstrong                    By: /s/ Jeffrey L. Barrett
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                                                 Jeffrey L. Barrett

                                                      Tax ID# ###-##-####
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